KPMG
The Global Leader

                                                                    EXHIBIT 99.1

                           U.S. DEPARTMENT OF ENERGY
                         NAVAL PETROLEUM RESERVE NO. 1
                              FINANCIAL STATEMENTS
                          SEPTEMBER 30, 1997 AND 1996
                  (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                       [KPMG PEAT MARWICK LLP LETTERHEAD]

              INDEPENDENT AUDITORS' REPORT ON FINANCIAL STATEMENTS

Deputy Assistant Secretary
Naval Petroleum and Oil Shale Reserves
United States Department of Energy:

     We have audited the accompanying statements of financial position of the U.S. Department of Energy (DOE) Naval Petroleum Reserve No. 1 (NPR-1) as of September 30, 1997 and 1996, and the related statements of operations and changes in net position, and cash flows for the years then ended. These financial statements are the responsibility of NPR-1 management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As described in note 1, the financial statements were prepared in conformity with the hierarchy of accounting principles and standards defined in U.S. Office of Management and Budget Bulletin No. 94-01, Form and Content of Agency Financial Statements. This hierarchy is a comprehensive basis of accounting other than generally accepted accounting principles.

     As described in note 15 to the financial statements, on October 6, 1997, DOE announced that Occidental Petroleum Corporation had submitted the highest responsible offer at $3.65 billion for all of the Government's interest in NPR-1. Closing the transaction is subject to a Department of Justice antitrust review, completion of an environmental impact assessment, and a 31-day Congressional review period. Closing is expected to occur in fiscal year 1998, and by the statutorily mandated deadline of February 10, 1998.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NPR-1 at September 30, 1997 and 1996, and the results of its operations and changes in net position, and cash flows for the years then ended in conformity with the accounting policies described in note 1.

     Our audits were made for the purpose of forming an opinion on the financial statements taken as a whole. The information presented in management's overview is presented for purposes of additional analysis and is not a required part of the financial statements. Such information has not been subjected to the auditing procedures applied in the audits of the financial statements and, accordingly, we express no opinion on it.

                                          KPMG PEAT MARWICK LLP

Salt Lake City, Utah
November 14, 1997

                           U.S. DEPARTMENT OF ENERGY
                         NAVAL PETROLEUM RESERVE NO. 1

                        STATEMENTS OF FINANCIAL POSITION
                          SEPTEMBER 30, 1997 AND 1996


                                        ASSETS

                                                                   1997             1996
                                                              --------------   --------------
Current assets:
  Fund balance with U.S. Treasury and cash (note 2).........  $  491,495,691   $  516,149,393
  Accounts receivable (note 3)..............................      37,500,541       39,757,706
  Inventories (note 4):
     Materials and supplies, net............................       2,652,028        2,893,002
     Product inventories held for sale......................       2,189,754        1,891,318
  Advances and prepayments, net.............................          99,623          101,765
                                                              --------------   --------------
          Total current assets..............................     533,937,637      560,793,184
Property, plant, and equipment:
  Drilling and development..................................     805,606,820      783,105,521
  Production facilities.....................................     386,026,945      378,543,893
  Gas plants................................................     166,924,017      167,881,233
  General property..........................................      30,599,866       30,082,240
     Less joint owner share.................................     286,812,643      280,156,692
                                                              --------------   --------------
                                                               1,102,345,005    1,079,456,195
  Less accumulated depreciation.............................     622,420,003      584,287,797
                                                              --------------   --------------
                                                                 479,925,002      495,168,398
  Construction-in-process, net..............................       2,389,451        7,127,991
                                                              --------------   --------------
     Net property and equipment.............................     482,314,453      502,296,389
                                                              --------------   --------------
          Total assets......................................  $1,016,252,090   $1,063,089,573
                                                              ==============   ==============

                                        LIABILITIES

Current liabilities:
  Accounts payable..........................................  $   15,543,795   $   21,504,989
  Accrued liabilities (note 5)..............................      43,622,252       47,100,086
                                                              --------------   --------------
          Total current liabilities.........................      59,166,047       68,605,075
  Unfunded liabilities, net (note 6)........................      75,063,176       58,587,701
                                                              --------------   --------------
          Total liabilities.................................     134,229,223      127,192,776
                                                              --------------   --------------


                                        NET POSITION

  Net position..............................................     882,022,867      935,896,797
                                                              --------------   --------------
          Total liabilities and net position................  $1,016,252,090   $1,063,089,573
                                                              ==============   ==============

                See accompanying notes to financial statements.

                           U.S. DEPARTMENT OF ENERGY
                         NAVAL PETROLEUM RESERVE NO. 1

              STATEMENTS OF OPERATIONS AND CHANGES IN NET POSITION
                    YEARS ENDED SEPTEMBER 30, 1997 AND 1996

                                                                  1997             1996
                                                              -------------    -------------
Product revenues:
  Crude.....................................................  $ 315,628,894    $ 304,339,013
  Dry gas...................................................     93,822,590       36,603,692
  Natural gasoline..........................................     21,218,691       18,479,957
  Propane...................................................     22,922,024       18,236,680
  Butane....................................................     12,832,263        9,893,616
  Isobutane.................................................      4,609,610        4,441,098
                                                              -------------    -------------
          Total product revenues............................    471,034,072      391,994,056
Other revenues:
  Cogeneration..............................................      3,426,273        2,422,688
  Pipeline tariff...........................................        346,504          370,797
  Other.....................................................        166,881          418,677
                                                              -------------    -------------
          Total other revenues..............................      3,939,658        3,212,162
                                                              -------------    -------------
          Total revenues....................................    474,973,730      395,206,218
Expenses (note 7):
  Operating expenses........................................     82,121,154       75,048,141
  General and administrative................................     30,430,079       31,723,672
                                                              -------------    -------------
          Total gross operating expenses....................    112,551,233      106,771,813
  Less joint owner interest.................................     20,416,752       20,760,619
                                                              -------------    -------------
          Net expenses......................................     92,134,481       86,011,194
  Depreciation..............................................     42,665,121       39,079,163
  Unfunded expenses.........................................     16,491,255       13,165,397
                                                              -------------    -------------
          Total expenses....................................    151,290,857      138,255,754
                                                              -------------    -------------
Net income before appropriations and transfers..............    323,682,873      256,950,464
Appropriations..............................................    123,050,000      129,386,000
Other financing sources.....................................        236,166               --
Transferred to U.S. Treasury................................   (500,842,969)    (424,710,132)
                                                              -------------    -------------
          Shortage of net income and appropriations under
            transfers.......................................  $ (53,873,930)   $ (38,373,668)
                                                              =============    =============
Net position:
  Net position, beginning balance, as previously stated.....  $ 935,896,797    $ 996,158,643
  Adjustment (note 14)......................................             --      (21,888,178)
                                                              -------------    -------------
  Net position, beginning balance, as restated..............    935,896,797      974,270,465
                                                              -------------    -------------
          Shortage of net income and appropriations under
            transfers.......................................    (53,873,930)     (38,373,668)
                                                              -------------    -------------
  Net position, ending balance..............................  $ 882,022,867    $ 935,896,797
                                                              =============    =============

                See accompanying notes to financial statements.

                           U.S. DEPARTMENT OF ENERGY
                         NAVAL PETROLEUM RESERVE NO. 1

                            STATEMENTS OF CASH FLOWS
                    YEARS ENDED SEPTEMBER 30, 1997 AND 1996

                                                                  1997             1996
                                                              -------------    -------------
Cash flows from operating activities:
  Net income before appropriations and transfers............  $ 323,682,873    $ 256,950,464
  Adjustments affecting cash flow:
     Depreciation...........................................     42,665,121       39,079,163
     Provision for inventory obsolescence...................       (670,301)          21,195
     Increase in unfunded environmental restoration
       liabilities..........................................     14,179,166       11,378,000
     Increase in unfunded pension, other retirement
       benefits, and accrued annual leave...................      2,296,309        1,813,861
     Decrease (increase) in accounts receivable.............      2,257,165      (20,376,858)
     Decrease in inventories................................        612,839        1,659,272
     Decrease in prepayments................................          2,142           21,268
     Decrease in accounts payable...........................     (5,961,194)      (2,460,236)
     Increase (decrease) in accrued liabilities.............     (3,477,834)      41,762,557
                                                              -------------    -------------
          Net cash provided by operating activities.........    375,586,286      329,848,686
                                                              -------------    -------------
Cash flows from investing activities -- purchases of
  property and equipment....................................    (22,683,185)     (31,607,186)
                                                              -------------    -------------

Cash flows from financing activities:
  Appropriations............................................    123,050,000      129,386,000
  Other financing sources...................................        236,166               --
  Adjustment (note 14)......................................             --      (21,888,178)
  Transferred to U.S. Treasury..............................   (500,842,969)    (424,710,132)
                                                              -------------    -------------
          Net cash used in financing activities.............   (377,556,803)    (317,212,310)
                                                              -------------    -------------
Net cash used in operating, investing, and financing
  activities................................................    (24,653,702)     (18,970,810)
Fund balance with U.S. Treasury and cash, beginning of
  year......................................................    516,149,393      535,120,203
                                                              -------------    -------------
Fund balance with U.S. Treasury and cash, end of year.......  $ 491,495,691    $ 516,149,393
                                                              =============    =============

                See accompanying notes to financial statements.

                           U.S. DEPARTMENT OF ENERGY
                         NAVAL PETROLEUM RESERVE NO. 1

                         NOTES TO FINANCIAL STATEMENTS
                          SEPTEMBER 30, 1997 AND 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a) Basis of Presentation

     The financial statements have been prepared to report the financial position and results of operations and changes in net position of the Naval Petroleum Reserve No. 1 (NPR-1). They have been prepared from the books and records of NPR-1 based on a comprehensive basis of accounting other than generally accepted accounting principles. The hierarchy of accounting principles is defined in OMB Bulletins No. 94-01, Form and Content of Agency Financial Statements, and certain provisions of OMB Bulletins No. 97-01, Form and Content of Agency Financial Statements, that are applicable for FY 1997, and consists of individual standards agreed to and published by the Joint Financial Management Improvement Program principals; form and content requirements included in OMB Bulletins 94-01 and 97-01; accounting standards contained in Department of Energy (DOE) accounting policy, procedures manuals, and related guidance; and accounting principles published by authoritative standard setting bodies and other authoritative sources in the absence of other guidance in the first three parts of this hierarchy and if the use of such accounting principles improves the meaningfulness of the financial statements.

     Primary differences between the comprehensive basis of accounting used by NPR-1 and generally accepted accounting principles include certain form and content changes to the financial statements, and certain other disclosures. For example, the financial statements of NPR-1 include transactions with the U.S. Treasury that would not occur in the commercial sector.

     The NPR-1 financial statements also do not follow all of the form and content requirements of OMB Bulletins No. 94-01. For example, they do not distinguish between intragovernmental and governmental assets and liabilities in the statement of financial position.

     (b) Description of Reporting Entity

     NPR-1 consists of the DOE's interest in petroleum reserves in California, excluding DOE's interest in Naval Petroleum Reserve No. 2. The principal interests are minerals under the surface lands in Kern County, California. The DOE's interest in NPR-1 is managed by the DOE through DOE's site office located in Elk Hills, California, and a headquarters office in Washington, D.C. Day-to-day operations are conducted under contract by a management and operating contractor. NPR-1 also contracts for certain services with other DOE field offices.

     Except for certain limited acreage, NPR-1 is operated as a unit in accordance with a Unit Plan Contract (UPC) executed June 19, 1944, and amended December 22, 1948, September 16, 1966, and May 25, 1976, by the United States of America and Standard Oil Company of California (Standard). Standard transferred its interest in the UPC to its wholly-owned subsidiary, Chevron USA, Inc. (Chevron), effective January 1, 1977. The UPC enables the unit participants to develop the field on a reservoir basis rather than a parcel-by-parcel basis. Under the UPC, each participant shares in the unit costs and production of petroleum in proportion to the acre-feet of commercially productive oil and gas formations (zones) underlying their respective surface lands as of November 20, 1942.

     Based on the most recent equity determination studies agreed upon by the two parties, it is estimated that approximately 22 percent of the commercially productive formations within the unit is owned by Chevron. Chevron's share of NPR-1 production is delivered in kind. In addition, Chevron may purchase crude oil and natural gas via a competitive bid process open to the public.

                           U.S. DEPARTMENT OF ENERGY
                         NAVAL PETROLEUM RESERVE NO. 1

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                          SEPTEMBER 30, 1997 AND 1996

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     (b) Description of Reporting Entity (continued)

     The accompanying financial statements of NPR-1 include the accounts of all funds under NPR-1 control.

          (i) NPOSR -- Headquarters (NPOSR-HQ)

          The Secretary of DOE has delegated the overall responsibility for achieving the mission and goal of the Naval Petroleum and Oil Shale Reserves (NPOSR) to the Assistant Secretary for Fossil Energy. Under the Assistant Secretary's direction, the Deputy Assistant Secretary for NPOSR is responsible for programmatic and operational management of NPOSR. The NPOSR headquarters office provides staff support to the Assistant Secretary and Deputy Assistant Secretary. Consequently, certain headquarters expenses including payroll, travel, office equipment purchases, and other administrative services and supplies expense are incurred in support of NPOSR. Headquarters expenses amounted to $18,828,514 and $5,895,487 (including $16,350,430 and $3,159,329 of divestment related expense, respectively) for 1997 and 1996, respectively; however, these expenses are not allocated to the individual units comprising NPOSR and therefore no headquarter expenses are reflected in the NPR-1 financial statements.

          (ii) DOE -- Site Office

          The DOE site office is responsible for monitoring day-to-day operations, and performing contractor oversight functions. The site office reports directly to NPOSR-HQ. Expenses incurred primarily include payroll, certain subcontract costs, travel, and other administrative costs.

          (iii) Management and Operating Contractor

          Bechtel Petroleum Operations, Inc., (Bechtel) is the management and operating contractor performing operations, maintenance, logistics support, engineering, technical, and administrative services. In return, DOE reimburses all allowable costs under the contract, pays award fees, and provides the property, plant, and equipment necessary for the operations of NPR-1. Bechtel has served as the management and operating contractor for NPR-1 in accordance with DOE contract (No. DE-ACO1-85FE60520) since July 31, 1985. As authorized by the Defense Authorization Act (Public Law 104-106), the Bechtel contract has been extended through February 28, 1998.

          Bechtel integrates their accounting system with DOE through the use of reciprocal accounts. Bechtel is required under provisions of its contract to maintain a separate set of accounts and records for recording and reporting all financial related transactions in accordance with DOE accounting practices and procedures.

     (c) Basis of Accounting

     Transactions are recorded on an accrual basis of accounting. Under the accrual method, revenues are recognized when earned and expenses are recognized when a liability is incurred, without regard to receipt or payment of cash.

     The statements of financial position exclude Chevron's interests in NPR-1 for the respective asset and liability amounts, except for current liabilities. Current liabilities are presented gross with an offsetting receivable for Chevron's interest. Joint interest reimbursements billed to Chevron for its respective share of the costs incurred to operate NPR-1 are presented in the accompanying statements of operations and changes in net position; however, such reimbursements are not a component of net income.

                           U.S. DEPARTMENT OF ENERGY
                         NAVAL PETROLEUM RESERVE NO. 1

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                          SEPTEMBER 30, 1997 AND 1996

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     (c) Basis of Accounting (continued)

     NPR-1 includes primarily lands withdrawn from the public domain initially in 1912, with additional withdrawals in 1942. The Secretary of the Navy was granted authority to take possession of all properties within NPR-1 for the sole control and use of the United States. Therefore, no value is shown for crude oil and gas reserves underlying these lands.

     (d) Appropriations and Revenues

     Congress annually passes a budget appropriation providing NPR-1 with funding to meet operating and capital expense requirements.

     Crude oil, natural gas, and liquid gas products are sold under contracts to the private sector at public prices. Gross revenue is recorded at the time the product is delivered to the customer at the pipeline or truck terminal. Proceeds from sales at NPR-1 are deposited into the U.S. Treasury as required by the Naval Petroleum Reserve Production Act of 1976. Revenues included in the statements of operations and changes in net position are net of Chevron's interest.

     (e) Funds with the U.S. Treasury

     NPR-1 does not maintain cash in commercial bank accounts. Cash receipts and disbursements are processed by the U.S. Treasury. Funds with the U.S. Treasury represent appropriated funds that are available to pay current liabilities and finance authorized purchase commitments as well as unapportioned revenues that are not available to finance NPR-1 activities. This intragovernmental asset is not available in the sale of NPR-1. Cash balances held outside the U.S. Treasury represent imprest cash amounts.

     Revenues from the sale of petroleum products are deposited in the U.S. Treasury's Miscellaneous Receipts account and are not available for expenditure by NPR-1.

     (f) Inventories

     NPR-1 inventories held for sale consist primarily of crude oil in the pipeline that is valued at the current market price. NPR-1 operating materials and supplies consist of inventories that will be consumed in future operations. The consumable inventory is stated at the lower of cost, using the weighted-average method, or estimated realizable value. Recorded values for consumable inventory are adjusted for the results of physical inventories taken periodically in accordance with a cyclical counting plan.

     Gas balancing arrangements are accounted for using the entitlements method. Under-allocations are recorded as an offset to inventory and amounted to $33,664 and $43,809 for 1997 and 1996, respectively.

     (g) Property, Plant, and Equipment

     Costs for real property with an expected life in excess of two years, and costs for personal property with an expected life in excess of two years and an initial cost of at least $5,000, are capitalized. Costs of major additions, improvements, and replacement of equipment are capitalized. Costs of maintenance and repairs are charged to expense as incurred. Costs and accumulated depreciation of equipment retired, abandoned, or otherwise disposed of are removed from the accounts upon disposal, and any resulting gain or loss is included in operations in the year of disposition.

                           U.S. DEPARTMENT OF ENERGY
                         NAVAL PETROLEUM RESERVE NO. 1

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                          SEPTEMBER 30, 1997 AND 1996

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     (g) Property, Plant, and Equipment (continued)

     Exploration and development operations are accounted for by the successful-efforts method, in accordance with Statement of Financial Accounting Standards (SFAS) No. 19 of the Financial Accounting Standards Board (FASB). Tangible and intangible costs of drilling and equipping development wells and development-type stratigraphic test wells are capitalized, whether or not the wells are productive. Costs of drilling exploratory wells are initially capitalized pending determination of whether or not such wells have found proven reserves. If such wells do not find proven reserves, the costs, net of any salvage value, are charged to exploratory expenses.

     Depreciation is computed on DOE's interest in drilling and development costs, well equipment, and production facilities based on the units-of-production method. Depreciation of gas plant, buildings, structures, and office and other equipment is computed on the straight-line method over the estimated useful lives, which range from 6 to 30 years. Depreciation on used plant, consisting of plant and equipment temporarily out of service, is computed on the straight-line method over the estimated useful lives, which range from 5 to 50 years.

     (h) Advances and Prepayments

     Payments in advance of the receipt of goods and services are recorded as prepaid charges at the time of prepayment and recognized as expenses when the related goods or services are received.

     (i) Liabilities

     Liabilities represent the amount of monies or other resources that are likely to be paid by NPR-1 as the result of a transaction or event that has already occurred. However, no liability can be paid by NPR-1 absent an appropriation. Liabilities for which an appropriation has not been enacted are, therefore, classified as unfunded liabilities, and there is no certainty that the appropriations will be enacted.

     (j) Accrued Annual Leave

     Annual leave is accrued as it is earned, and the accrual is reduced as leave is taken. Each year, the accrued annual leave balance is adjusted to reflect current pay rates. To the extent that current or prior year appropriations are not available to fund annual leave earned, but not taken, funding will be obtained from future financing sources. Sick leave and other types of nonvested leave are expended as leave is taken.

     (k) Retirement Plans

     NPR-1 personnel, as employees of either DOE or Bechtel, may be participants in certain benefit plans. Bechtel sponsors a defined-benefit pension plan and a defined-benefit health care plan for certain retirees and employees. The provisions of these plans are discussed in note 11. DOE does not report plan assets, accumulated plan benefits, or unfunded liabilities, if any, applicable to its employees. Reporting such amounts is the responsibility of the Office of Personnel Management and the Federal Employees Retirement System.

     Statement of Federal Financial Accounting Standards (SFFAS) No. 4, Managerial Cost Accounting Concepts and Standards for the Federal Government and SFFAS No. 5, Accounting for Liabilities of the Federal Government, direct the full cost reporting of employment benefits by an employing entity. Under these statements, NPR-1 is required to accrue the costs to the Federal government of providing pension, life, health, and other post-employment benefits (severance payments, counseling and training, workers' compensation benefits, etc.) "regardless of whether the benefits are funded by the reporting entity or by direct

                           U.S. DEPARTMENT OF ENERGY
                         NAVAL PETROLEUM RESERVE NO. 1

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                          SEPTEMBER 30, 1997 AND 1996

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     (k) Retirement Plans (continued)

appropriations to the trust funds." SFFAS No. 4 and SFFAS No. 5 are effective for the fiscal year ended September 30, 1997. The effects of these standards are discussed in note 11.

     (l) Reclassifications

     Certain reclassifications have been made in order to conform 1996 financial information with the 1997 financial information format. These reclassifications do not impact the financial position or results of operations of NPR-1.

     (m) Use of Estimates

     NPR-1 management has made certain estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements. Actual results could differ from these estimates.

(2) FUND BALANCES WITH U.S. TREASURY AND CASH

     This intragovernmental asset is not available in the sale of NPR-1. Fund balances (appropriated) with the U.S. Treasury and cash include the following as of September 30, 1997 and 1996:

                                                      1997            1996
                                                  ------------    ------------
Unexpended allotments...........................  $ 68,070,769    $ 92,721,471
Unapportioned revenues..........................   423,424,922     423,424,922
Petty cash......................................            --           3,000
                                                  ------------    ------------
          Total.................................  $491,495,691    $516,149,393
                                                  ============    ============

(3) ACCOUNTS RECEIVABLE

     Accounts receivable, which arise from transactions with nonfederal entities, include the following as of September 30, 1997 and 1996:

                                                       1997           1996
                                                    -----------    -----------
Crude oil sales...................................  $22,278,126    $28,292,474
Other product sales...............................    9,151,935      6,165,687
Chevron's share of billed operating costs.........    4,245,405      2,792,348
Chevron's share of unbilled operating costs.......    1,158,685      1,799,974
Cogeneration......................................      584,014        554,000
Other.............................................       82,376        153,223
                                                    -----------    -----------
          Total...................................  $37,500,541    $39,757,706
                                                    ===========    ===========

                           U.S. DEPARTMENT OF ENERGY
                         NAVAL PETROLEUM RESERVE NO. 1

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                          SEPTEMBER 30, 1997 AND 1996

(4) INVENTORIES

     Inventories include the following as of September 30, 1997 and 1996:

                                                       1997           1996
                                                    -----------    -----------
Materials and supplies............................  $10,135,326    $11,149,173
Less allowance for obsolescence and
  overstocking....................................    6,747,723      7,418,024
Less Chevron's interest...........................      735,575        838,147
                                                    -----------    -----------
          Total materials and supplies............    2,652,028      2,893,002
Product inventories held for sale.................    2,189,754      1,891,318
                                                    -----------    -----------
          Total...................................  $ 4,841,782    $ 4,784,320
                                                    ===========    ===========

(5) ACCRUED LIABILITIES

     Accrued liabilities include the following as of September 30, 1997 and 1996:

                                                       1997           1996
                                                    -----------    -----------
Due to U.S. Treasury for uncollected receivables
  and unsold product inventories (note 14)........  $39,638,157    $41,550,555
Due to U.S. Treasury for reimbursement of legal
  claims paid.....................................      531,332      1,390,802
Compensated absences and accrued vacation.........    2,392,292      2,329,060
Payroll and employee benefits.....................    1,060,471      1,279,669
Funded pension expense............................           --        550,000
                                                    -----------    -----------
          Total...................................  $43,622,252    $47,100,086
                                                    ===========    ===========

(6) UNFUNDED LIABILITIES

     Unfunded liabilities, net of Chevron's share include the following as of September 30, 1997 and 1996:

                                                       1997           1996
                                                    -----------    -----------
Environmental restoration.........................  $57,558,306    $43,379,140
Postretirement benefits other than pension........   14,267,100     13,178,100
Pension...........................................    2,972,700      1,749,611
DOE annual leave..................................      265,070        280,850
                                                    -----------    -----------
          Total...................................  $75,063,176    $58,587,701
                                                    ===========    ===========

                           U.S. DEPARTMENT OF ENERGY
                         NAVAL PETROLEUM RESERVE NO. 1

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                          SEPTEMBER 30, 1997 AND 1996

(7) EXPENSES

     DOE and Chevron share unit expenses in accordance with the unit plan contract. Gross expenses, excluding DOE direct expenses, include Chevron's interest. However, costs charged to Chevron are subtracted in total to determine net expenses. Expenses include the following during 1997 and 1996:

                                                      1997            1996
                                                  ------------    ------------
Operating expenses:
  Oil and gas production:
     Wages and benefits.........................  $ 17,619,983    $ 18,337,789
     Subcontract services.......................    28,982,098      24,855,572
     Materials and supplies.....................    10,458,687       9,206,818
     Other......................................     5,295,569       5,604,436
                                                  ------------    ------------
                                                    62,356,337      58,004,615
                                                  ------------    ------------
  Gas gathering and processing:
     Wages and benefits.........................     6,013,129       5,507,444
     Subcontract services.......................     4,969,219       3,277,637
     Materials and supplies.....................     4,316,586       4,923,233
     Other......................................       392,279         361,378
                                                  ------------    ------------
                                                    15,691,213      14,069,692
                                                  ------------    ------------
  Cogeneration:
     Wages and benefits.........................       575,504         379,741
     Subcontract services.......................     1,475,517         372,531
     Materials and supplies.....................       424,880         557,725
     Other......................................       104,107          54,500
                                                  ------------    ------------
                                                     2,580,008       1,364,497
                                                  ------------    ------------
  Environmental:
     Wages and benefits.........................       547,325         476,370
     Subcontract services.......................       709,491         983,971
     Materials and supplies.....................         5,646           8,382
     Other......................................       231,134         140,614
                                                  ------------    ------------
                                                     1,493,596       1,609,337
                                                  ------------    ------------
          Total operating expenses..............    82,121,154      75,048,141
                                                  ------------    ------------
General and administrative:
  Bechtel expenses:
     Wages and benefits.........................     7,194,403       7,861,679
     Contract operator award fee................     5,130,750       5,305,450
     Subcontract services.......................       389,286         277,070
     Materials and supplies.....................       262,850         281,813
     Other......................................     7,596,087       7,790,061
                                                  ------------    ------------
                                                    20,573,376      21,516,073
                                                  ------------    ------------

                           U.S. DEPARTMENT OF ENERGY
                         NAVAL PETROLEUM RESERVE NO. 1

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                          SEPTEMBER 30, 1997 AND 1996

                                                      1997            1996
                                                  ------------    ------------
(7) EXPENSES (CONTINUED)
  DOE direct expenses:
     Wages and benefits.........................  $  3,467,297    $  3,479,301
     Subcontract services.......................     5,735,260       5,948,413
     Other......................................       654,146         779,885
                                                  ------------    ------------
                                                     9,856,703      10,207,599
                                                  ------------    ------------
          General and administrative............    30,430,079      31,723,672
                                                  ------------    ------------
          Gross expenses........................   112,551,233     106,771,813
                                                  ------------    ------------
  Cost charged to joint owner...................   (20,416,752)    (20,760,619)
                                                  ------------    ------------
          Net expenses..........................    92,134,481      86,011,194
                                                  ------------    ------------
  Depreciation:
     Wells and production equipment.............    35,967,021      32,425,308
     Gas gathering and processing...............     5,612,703       5,428,226
     Other......................................     1,085,397       1,225,629
                                                  ------------    ------------
                                                    42,665,121      39,079,163
                                                  ------------    ------------
  Unfunded expenses:
     Pension expense............................     1,223,089         817,857
     Postretirement other than pension..........     1,089,000         969,540
     Environmental restoration..................    14,179,166      11,378,000
                                                  ------------    ------------
                                                    16,491,255      13,165,397
                                                  ------------    ------------
          Total expenses........................  $151,290,857    $138,255,754
                                                  ============    ============

     The oil and gas production expenses include dry hole costs, contained primarily in the subcontract services line, of $671,028 and $1,067,466 in 1997 and 1996, respectively.

(8) OPERATING LEASES

     Bechtel has entered into various rental agreements for equipment used in NPR-1 operations on a day-to-day and/or month-to-month basis. Rent expense, net of Chevron's interest, amounted to approximately $1,557,738 and $1,559,246 for 1997 and 1996, respectively.

(9) RELATED PARTY TRANSACTIONS

     Vehicles are leased on a month-to-month basis to NPR-1 through an interagency agreement between DOE and General Services Administration (GSA). Monthly rent charges are determined based on the number and type of vehicles in service and are submitted to GSA. DOE receives a reimbursement from GSA for operating expenses incurred, including gas and oil, repairs, etc. These transactions, net of Chevron's interest, are summarized as follows for 1997 and 1996:

                                                         1997          1996
                                                      ----------    ----------
Rent expense........................................  $1,046,840    $1,001,352
Reimbursement of operating expenses.................    (307,544)     (330,396)

                           U.S. DEPARTMENT OF ENERGY
                         NAVAL PETROLEUM RESERVE NO. 1

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                          SEPTEMBER 30, 1997 AND 1996

(10) SALES COMMITMENTS

     NPR-1 sells crude oil, natural gas, and various natural gas liquids (NGL) produced at NPR-1. Products are sold under contracts ranging from one month to one year. Invoice prices are based on established indices which are adjusted monthly with a specific bid premium or discount applied to the index specified in the sales contracts. NPR-1 had the following product sales commitments under the applicable pricing mechanism in effect at September 30, 1997:

                                                                               PREMIUM/(DISCOUNT)
                                      UNITS OF       BID                     -----------------------
              PRODUCT                 MEASURE*     QUANTITY     INDEX**         LOW          HIGH
              -------                -----------   --------   ------------   ----------   ----------
Crude Oil..........................   Bbls/day      12,000       NYMEX       $(1.8550)    $(1.5399)
Crude Oil..........................   Bbls/day      29,950      Postings       0.1300       0.4155
Natural Gas........................   MMBtu/day     92,500    Index Prices     0.0208       0.0302
Natural Gasoline...................  Gallons/day   109,700      Postings       0.04112      0.04112
NGL................................  Gallons/day   223,500        OBG         (0.05379)     0.07500

---------------
 * Units of measure: Bbls = barrels; MMBtu = Million British thermal units

** Description of indices:

   NYMEX -- Invoice prices are indexed to the average of closing sweet crude oil prices reported by the New York Mercantile Exchange for the last ten days of the near-month. The invoice price is constant during the delivery month.

   Postings -- Postings are prices at which refineries offer to buy oil. NPR-1 oil and NPR-1 natural gasoline are sold at a bonus/discount to the average of the three highest postings for their region. Natural gasoline invoice prices may change several times each month.

   Index Prices -- Natural Gas prices are calculated once each month and are tied to the monthly index prices reported by Inside FERC's Gas Market Report and Natural Gas Week's Natural Gas Intelligence.

   OBG -- NGL invoice prices are calculated once each month, and are indexed to spot prices published in Bloomberg's Oil Buyers' Guide.

                           U.S. DEPARTMENT OF ENERGY
                         NAVAL PETROLEUM RESERVE NO. 1

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                          SEPTEMBER 30, 1997 AND 1996

(11) PENSION AND OTHER RETIREMENT BENEFITS

     Bechtel has a defined benefit pension plan covering all full-time employees. The benefits are based on years of service and the employee's highest five (5) consecutive years of compensation. Bechtel and/or individual employees may in future years make contributions to the plan, acting under the advice of the actuary, to meet the minimum funding requirements of the Employee Retirement Income Security Act of 1974 to maintain the plan and trust for employees. The following table sets forth the plan's status as of September 30, 1997 and 1996:

                                                        1997           1996
                                                    ------------   ------------
Actuarial present value of benefit obligations:
  Vested benefit obligation.......................  $ 24,145,810   $ 18,278,162
                                                    ============   ============
  Accumulated benefit obligation..................  $ 24,491,135   $ 18,645,478
                                                    ============   ============
Projected benefit obligation for services rendered
  to date.........................................  $ 34,269,126   $ 24,702,881
Plan assets at fair value.........................   (26,613,540)   (21,052,179)
                                                    ------------   ------------
Plan assets less than projected benefit
  obligation......................................     7,655,586      3,650,702
Unrecognized net loss.............................    (6,068,436)    (3,425,517)
Unrecognized prior service cost...................       149,820        168,849
Unrecognized net asset recognized over 15 years...     2,074,184      2,399,057
                                                    ------------   ------------
                                                       3,811,154      2,793,091
  Less Chevron's portion..........................       838,454        614,480
                                                    ------------   ------------
Accrued pension cost*.............................  $  2,972,700   $  2,178,611
                                                    ============   ============

---------------
* Includes unfunded pension costs of $2,972,700 and $1,749,611 for 1997 and 1996, respectively.

     The net pension cost includes the following for 1997 and 1996:

                                                       1997           1996
                                                    -----------    -----------
Service cost-benefits earned during the period....  $ 1,445,421    $ 1,303,924
Interest cost on projected benefit obligation.....    2,060,231      1,756,756
Actual return on plan asset.......................   (1,788,675)    (1,608,675)
Net amortization and deferral.....................     (148,914)      (116,284)
                                                    -----------    -----------
                                                      1,568,063      1,335,721
Less Chevron's portion............................      344,974        293,859
                                                    -----------    -----------
Net pension cost..................................  $ 1,223,089    $ 1,041,862
                                                    ===========    ===========

     Assumptions used in accounting for the pension plan for 1997 and 1996, are as follows:

                                                              1997    1996
                                                              ----    ----
Discount rate...............................................  7.00%   7.75%
Rate of increase in compensation level......................  5.00%   5.00%
Expected long-term rate of return on assets.................  8.50%   8.50%

     The discount rate is 7.00 percent as of September 30, 1997.

     In addition to the defined benefit pension plan, Bechtel sponsors defined benefit plans that provide postretirement medical and dental benefits to full-time employees who meet minimum age and service requirements. The plans are contributory, with retiree contributions adjusted annually, and contain other cost-sharing features such as deductibles and coinsurance. The accounting for the plans anticipate future cost-

                           U.S. DEPARTMENT OF ENERGY
                         NAVAL PETROLEUM RESERVE NO. 1

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                          SEPTEMBER 30, 1997 AND 1996

(11) PENSION AND OTHER RETIREMENT BENEFITS (CONTINUED)

sharing changes to the written plans that are consistent with Bechtel's expressed intent to increase the retiree contribution rate annually for the expected general inflation rate for that year. Bechtel's intent to fund the cost of these postretirement benefits is subject to the discretion of DOE.

     The following table sets forth the plan's status as of September 30, 1997 and 1996:

                                                       1997           1996
                                                    -----------    -----------
Accumulated postretirement benefit obligation:
  Retirees........................................  $ 4,396,000    $ 4,647,000
  Fully eligible active plan participants.........    3,267,000      2,852,000
  Other active plan participants..................    9,738,000      7,825,000
                                                    -----------    -----------
          Total accumulated postretirement benefit
            obligation............................   17,401,000     15,324,000
Plan assets at fair value.........................           --             --
                                                    -----------    -----------
Accumulated postretirement benefit obligation in
  excess of plan assets...........................   17,401,000     15,324,000
Unrecognized net gain.............................      890,000      1,571,000
                                                    -----------    -----------
                                                     18,291,000     16,895,000
Less Chevron's interest...........................    4,023,900      3,716,900
                                                    -----------    -----------
Accrued postretirement benefit cost included in
  unfunded liabilities............................  $14,267,100    $13,178,100
                                                    ===========    ===========

     Net period postretirement benefit cost for 1997 and 1996 includes the following components:

                                                         1997          1996
                                                      ----------    ----------
Service cost........................................  $  805,000    $  889,000
Interest cost.......................................   1,057,000     1,065,000
Actual return on plan assets........................          --            --
Net amortization and deferral.......................    (140,000)           --
                                                      ----------    ----------
                                                       1,722,000     1,954,000
Less Chevron's interest.............................     379,000       429,880
                                                      ----------    ----------
          Net periodic postretirement benefit
            cost....................................  $1,343,000    $1,524,120
                                                      ==========    ==========

     For measurement purposes, an annual rate of increase in the per-capita cost of covered benefits (i.e., health care cost trend rate) of 8.0 percent (medical) and 6.7 percent (dental) were assumed for 1997. Both rates were assumed to decrease gradually to 5.5 percent by the year 2001 and remain at that level thereafter. The health care cost trend rate assumption has a significant effect on the amounts reported. For example, increasing the assumed health care cost trend rates by one percentage point in each year would increase the accumulated postretirement benefit obligation as of September 30, 1997 by $3,104,000 and the aggregate of the service and interest cost components of net periodic postretirement benefit cost for the year ended September 30, 1997 by $356,000.

     The weighted average discount rate used in determining the accumulated postretirement benefit obligation was 7.0 percent as of September 30, 1997. Funded costs for postretirement benefits other than pension amounted to approximately $326,000 and $304,000 for 1997 and 1996, respectively.

                           U.S. DEPARTMENT OF ENERGY
                         NAVAL PETROLEUM RESERVE NO. 1

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                          SEPTEMBER 30, 1997 AND 1996

(11) PENSION AND OTHER RETIREMENT BENEFITS (CONTINUED)

     All permanent DOE employees participate in either the Civil Service Retirement System (CSRS) or the Federal Employees Retirement System (FERS). DOE makes matching contributions equal to seven percent of pay to the CSRS. Most employees hired after December 31, 1983, are automatically covered by FERS and Social Security. Employees hired prior to January 1, 1984, can elect to either join FERS and Social Security or remain in CSRS. A primary feature of FERS is that it offers a savings plan to DOE employees, in which DOE automatically contributes one percent of pay and matches any employee contribution up to an additional four percent of pay. Total DOE contributions for the two plans amounted to $242,444 and $264,937 for 1997 and 1996, respectively.

     NPR-1 adopted SFFAS No. 4 and SFFAS No. 5 effective October 1, 1996. In accordance with those statements, NPR-1 has recorded the full cost of employment benefits for all permanent DOE employees. In addition to the amounts contributed to the programs stated above, NPR-1 has recorded additional pension and other postretirement benefit costs and other financing sources of $236,166 in FY 1997.

     All regular employees of Bechtel are eligible to participate in a company sponsored 401(k) retirement plan. Bechtel matches employee contributions fifty cents per dollar for employee contributions up to six percent of compensation for all plan participants. Total employer contributions to the plan amounted to $527,896 and $498,209 for 1997 and 1996, respectively.

(12) COMMITMENTS AND CONTINGENT LIABILITIES

     (a) Ownership Adjustments

     As described in note 1, DOE shares ownership of the oil and gas reserves of the Elk Hills NPR-1 unit with Chevron. Participating percentages are determined in proportion to the weighted acre-feet of commercially productive formations (zones) underlying their respective surface lands as of November 20, 1942. The participating percentages in effect at September 30, 1997, were calculated based upon equity studies dated in 1957 for the Shallow Oil Zone (SOZ), 1976 for the Carneros Zone, 1980 for the Stevens Zone, and 1994 for the Dry Gas Zone (although the two parties agreed to use the 1942 percentages until October 1, 1997 pending resolution of the SOZ). The two parties have agreed to postpone any financial settlements, arising as a result of adjustments in equity, until final equities in all four producing zones have been determined.

     DOE and Chevron are in the process of finalizing the participating percentages for all the zones. An Independent Petroleum Engineer (IPE) was hired to make a recommendation to the Secretary of Energy for finalizing the percentages on the DGZ, SOZ, Stevens, and Carneros Zones. This was done for the DGZ, and the Assistant Secretary of Fossil Energy issued a preliminary decision on September 2, 1997. Based on the IPE's recommendation, the final DGZ equity was set at 84.382 percent for the DOE interest. In the Stevens Zone, the IPE has issued a preliminary recommendation increasing the DOE's interest from the current 79.6357 percent to 81.1572 percent. Both owners are now reviewing the IPE's recommendation and will provide comments to the IPE. The IPE's final recommendation will then be submitted to the Assistant Secretary who will issue a preliminary decision. Both owners will then have the opportunity to review the preliminary decision and submit written comments to the Assistant Secretary before the decision is finalized.

     The SOZ is presently being restudied by both owners. The owners are scheduled to submit their reports to the current IPE sometime after June 1998. The IPE will then submit a preliminary recommendation followed by a final recommendation in early calendar year 1999. The Assistant Secretary will then issue a preliminary decision and a final decision.

                           U.S. DEPARTMENT OF ENERGY
                         NAVAL PETROLEUM RESERVE NO. 1

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                          SEPTEMBER 30, 1997 AND 1996

(12) COMMITMENTS AND CONTINGENT LIABILITIES (CONTINUED)

     (a) Ownership Adjustments (continued)

     The IPE submitted a recommendation for final equity percentages in March 1997 for the Carneros Zone. Based upon the determination by an independent legal advisor under the recommendation, the Government's equity would decline to 96.61 percent from the current 100 percent interest. The Assistant Secretary, however, issued a preliminary decision revising the U.S. Government interest to 100 percent in the Carneros Zone. This preliminary decision is being reviewed by the DOE and CUSA equity teams who will provide comments. The Assistant Secretary is expected to issue a final decision in calendar year 1998.

     In accordance with the Unit Plan Contract, production and cost participation (proportionate participating percentages) for NPR-1 will be adjusted retroactively to 1942 at such time that equity finalization percentage participations are issued by the Assistant Secretary for Fossil Energy.

     (b) Environmental and Site Restoration

     NPR-1 and other oil and gas entities have, in recent years, become subject to increasingly demanding environmental standards imposed by federal, state, and local environmental laws and regulations. It is the policy of NPR-1 to endeavor to comply with applicable environmental laws and regulations.

     NPR-1 is obligated for environmental cleanup and site-restoration requirements as individual wells and facilities are abandoned and, ultimately, as operations are terminated. Total future cleanup and restoration costs at NPR-1 are estimated at $328 million (based on the FY 1995 Long Range Plan, proved reserves development case). NPR-1 started recognizing an unfunded liability for the estimated restoration costs in 1993. The portion of costs recognized each year is based on the ratio of the greater of estimated or actual revenues to total estimated revenues over the remaining life of the facility. As of September 30, 1997 and 1996, the recognized unfunded liability was $57,558,306 and $43,379,140, respectively.

     (c) Litigation and Claims

     At present, Bechtel is a party in various administrative proceedings and legal actions, alleging personal injury and contract claims. In the opinion of NPR-1 management and legal counsel, the ultimate resolution of these proceedings, actions, and claims will not materially affect the financial position or results of operations of NPR-1.

     Currently, there is also one case pending against DOE which involves a claim with the Energy Board of Contract Appeals (EBCA). In 1985, the appellant filed a claim alleging it had been overcharged for crude oil purchased from DOE in November 1979. The appellant argues DOE improperly interpreted certain terms in the contract and claims damages and interest of approximately $2 million. While this case was pending, the EBCA decided a parallel case involving interpretation of the same contract clauses. Because of the similarity of the issues, DOE filed a motion for summary judgment, which was granted in favor of DOE in August 1994. The unsuccessful party in the parallel case appealed the EBCA decision to the U.S. Court of Appeals for the Federal Circuit. In December 1995, the Federal Circuit rejected EBCA's utilization of stare decisis and collateral estoppel and remanded the case to EBCA for trial on two issues. The parties completed the trial portion of the case in March 1997. The judge established a post-trial briefing schedule that has been completed, and will issue a decision in due course.

                           U.S. DEPARTMENT OF ENERGY
                         NAVAL PETROLEUM RESERVE NO. 1

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                          SEPTEMBER 30, 1997 AND 1996

(13) SIGNIFICANT CUSTOMERS

     The following customers each accounted for greater than ten percent of total revenue from public sources at NPR-1, during 1997:

                          CUSTOMER                               1997
                          --------                            -----------
Celeron Gathering/Celeron Trading & Transportation..........  $80,978,120
Texaco Trading/Texaco Refining/Texaco Natural Gas/Texaco
  Exploration...............................................   77,922,890
Kern Oil & Refining.........................................   64,628,697
EOTT Energy L.P.............................................   51,450,965

(14) CHANGE IN RECORDING LIABILITIES TO THE U.S. TREASURY

     Effective October 1, 1995, NPR-1 adopted DOE Accounting Handbook (Handbook), Chapter 13, paragraph 10, Miscellaneous Receipts. The Handbook requires that miscellaneous receipts be recorded in conformity with account codes as defined in the United States Government Standard General Ledger (SGL) chart of accounts. The SGL requires that certain miscellaneous receipts, which pursuant to law are required to be remitted to the U.S. Treasury, be accrued as a liability to the U. S. Treasury at the time the miscellaneous receipt receivable is established. As of October 1, 1995, NPR-1 established a liability and reduced fund balance for the amount of miscellaneous receipts receivable at that date. This resulted in an adjustment to beginning fund balance of $21,888,178.

(15) DIVESTMENT OF NAVAL PETROLEUM RESERVE NO. 1

     The National Defense Authorization Act for FY 1996 (Act), which authorized and outlined the process for the sale of NPR-1, was passed by Congress and signed into law by President Clinton on February 10, 1996. The Act requires that the sale be completed within two years from the date of enactment, or February 10, 1998. As required in the legislation, DOE contracted for the services of financial advisors (C.S. FirstBoston and Petrie Parkman) to administer the sale; an independent petroleum engineer to prepare a reserve report to assist in equity finalization with Chevron; and five independent experts to prepare separate valuation assessments which served as the basis for establishing a minimum acceptable price for the Government's approximate 78 percent share of the Elk Hills field.

     In order to facilitate the sale, DOE and Chevron entered into a "Decoupling Agreement." The agreement allowed DOE to sell an agreed-upon share of NPR-1 that reasonably represented the Government's interest in the unitized zones. The agreement establishes ownership interests of Chevron and DOE for purposes of the sale only. If the final agreed-upon equity division between DOE and Chevron, as discussed in note 12(a), differs from the division agreed upon in the "Decoupling Agreement," an agreed-upon formula will be used to determine the proper adjusting payment between DOE and Chevron.

     DOE structured the sale to offer two types of ownership segments: one "operatorship" segment consisting of 74 percent of the United States interest in NPR-1 and 13 nonoperating segments each consisting of 2 percent of the U.S. interest. Potential purchasers could bid on one, some, or all of the segments. Bids were due October 1, 1997, at which time DOE received 22 bids from 15 parties acting alone or in concert.

     On October 6, 1997, DOE announced that Occidental Petroleum Corporation had submitted the highest responsible offer, at $3.65 billion, for all of the Government's interest in NPR-1. Closing the transaction is subject to a Department of Justice antitrust review, completion of an environmental impact assessment, and a 31-day Congressional review period. Closing is expected to occur in FY 1998, by the statutorily-mandated deadline of February 10, 1998. As part of the purchase agreement, DOE indemnified with certain limitations

                           U.S. DEPARTMENT OF ENERGY
                         NAVAL PETROLEUM RESERVE NO. 1

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                          SEPTEMBER 30, 1997 AND 1996

(15) DIVESTMENT OF NAVAL PETROLEUM RESERVE NO. 1 (CONTINUED) the purchaser against certain environmental contamination incurred prior to the closing date. DOE also retains liabilities related to certain legal, severance, and other claims incurred prior to the closing date and amounts owed to Chevron under the Unit Plan Contract.

     The Act requires the Secretary of the Department of Energy to make an offer of settlement of all claims of the State of California by and through the California State Lands Commission and the California State Teachers' Retirement System (State) with respect to the Elk Hills School Lands. On October 11, 1997, DOE agreed to pay nine percent of the net proceeds of the divestiture in settlement of all claims of the State.